UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017 (November 8, 2017)

AMERICAN LORAIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation or organization)		Number)

Beihuan Road Junan County
Shandong, China	276600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 539-7317959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2017, the board of directors (the “Board”) of American Lorain Corporation (the “Company”), a Nevada Company received a resignation letter from Dekai Yin, a member of the (the “Board”), a member of Nominating Committee, the Audit Committee and the Compensation Committee of the Board, effective immediately. Mr. Yin indicated that his resignation is to pursue other professional interests and not because of any disagreement with the Company.

On November 8, 2017, the board of directors (the “Board”) of American Lorain Corporation (the “Company”), a Nevada Company received a resignation letter from Yundong Lu, Chief Operating Office (the “COO”) and a member of the (the “Board”), effective immediately. Mr. Lu indicated that his resignation is to pursue other professional interests and not because of any disagreement with the Company.

(c) On November 8, 2017, the Board appointed Yimin Jin as a member of the Board and the Chief strategic officer. Mr. Jin has extensive experiences in investment and financing industry, especially in the M&A world.

From 1995 to 2001, Mr. Jin served as the General Manager in Shanghai Pudong Development Bank, and from 2001-2017, Mr. Jin served as the Managing Director of Shanghai Xiefeng Science and Technology Investment Co., Ltd. Mr. Jin received his college diploma from Shanghai Shanda College in 1993 and received his Bachelor of Finance degree from Shanghai Television University in 1998. Mr. Jin obtained his MSBA degree from Madonna University in 2001.

(d) On November 8, 2017, the Board appointed Yuguo Zhang as a member of the Board, the Chairman of the Compensation Committee, and a member of the Audit Committee and the Corporate Governance and Nominating Committee of the Board, to serve until his successor has been duly elected and qualified.

Yuguo Zhang, age 60, has served as the president of Jiangsu Siyuan Port Co, Ltd. from 2014 to 2016. From 2012 to 2014, Mr. Zhang served as the president of Jiangsu Xinmin Port Co., Ltd., and from 2008 to 2012, Mr. Zhang served as the president of Rugao Port Group. Mr. Zhang received his Bachelor of Chinese Language degree from Huadong Normal University in 1991 and obtained his MSBA degree from Madonna University in 1999.

The Company believes Mr. Zhang is well qualified to serve as a member of the Board because of his extensive company management experience. There are no arrangements or understandings between Mr. Zhang and any other persons pursuant to which Mr. Zhang was appointed as a director of the Company. In addition, there are no family relationship between Mr. Zhang and any director or executive officer of the Company.

Based on its investigation, the Board determined that Mr. Zhang is “independent” under the independence requirements of the NYSE MKT and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board also determined that Mr. Zhang qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Mr. Zhang with compensation in the amount of RMB 100,000 (approximately $15,151) a year.

For more information of any update of the company, please refer to our website at: http://www.usalr.cn.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

AMERICAN LORAIN CORPORATION

By:	/s/ Si Chen
Name: Si Chen
Title: Chairman and Chief Executive Officer